Exhibit 99.1

Perdoceo Education Corporation Signs Definitive Agreement to Acquire University of

St. Augustine for Health Sciences

07/16/24

SCHAUMBURG, Ill. – (BUSINESS WIRE)—Perdoceo Education Corporation (“Perdoceo” or the “Company”) (NASDAQ: PRDO), a provider of postsecondary education, today reported that it has signed a definitive agreement to acquire 100% ownership of the University of St. Augustine for Health Sciences, LLC (USAHS). The material terms of the transaction have been described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission today. Completion of the acquisition is subject to customary closing conditions and satisfactory regulatory approvals from the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges (WASC), as well as other key regulatory bodies, and receipt of a preacquisition review response from the US Department of Education. The Company expects to complete the acquisition in December 2024.

USAHS is one of the nation’s leading universities offering graduate health sciences degrees, primarily in physical therapy, occupational therapy, speech language therapy, nursing, as well as continuing education programs. Founded in 1979, USAHS educates students through its network of campuses in San Marcos, California; St. Augustine and Miami, Florida; and Austin and Dallas, Texas; and through its online programs. USAHS is accredited by the WASC.

Once completed, the Company expects that the acquisition will support further growth and diversification of its academic program offerings and will mark Perdoceo’s foray into health science degrees in a meaningful way. With the current advances in technology, including AI, the number of careers requiring a health science degree has been growing and is expected to grow for the foreseeable future. According to the U.S. Bureau of Labor Statistics, jobs in the health sciences are expected to increase 13% by 2031, more than twice the average job growth rate across all employment sectors.

The ownership transition is not expected to impact the current academic programs of USAHS, and USAHS will remain fully committed to serving and educating students and providing the same high quality educational experience.

Commenting on the transaction, Todd Nelson, President and Chief Executive Officer of Perdoceo, said, “I have been impressed with the USAHS team for their hard work and dedication to serving and educating students. USAHS has been recognised as one of the nation’s leading graduate health sciences universities and I look forward to having them join our organization. I believe Perdoceo’s resources and capabilities will continue to support transformational initiatives at USAHS that will focus on further enhancing student experiences, while delivering sustainable and responsible growth.”

Transaction Details

•

Perdoceo expects to pay approximately $142 million to $144 million in cash at closing to acquire 100% ownership of USAHS. The actual cash paid will depend on adjustments for cash, debt and working capital based on the final closing balance sheet.

•

Pursuant to the merger agreement, Perdoceo has purchased a buyer-side representation and warranty insurance policy, which will serve as the primary source of protection against certain risks associated with representations and warranties made by the seller and pre-closing tax liabilities. The representation and warranty insurance policy is subject to customary conditions, exclusions and deductibles and will survive for at least three years from the closing.

•

The boards of directors of both parties to the merger, the USAHS board of directors, and the USAHS stockholders holding 100% of the voting power over USAHS’ parent’s outstanding common stock, each have unanimously approved the acquisition, and no other stockholder or board approval is required to complete the acquisition.

•

The merger agreement may be terminated in certain specified, limited circumstances. Upon such termination Perdoceo will be required to pay the seller a termination fee of either $4 million, $10 million or $ 20 million, depending on the circumstances.

•	The acquisition is not subject to a financing condition. Perdoceo plans to use cash on hand for the purchase.

•

The acquisition is subject to regulatory clearances, including receipt of required antitrust clearance and approval from WASC, receipt of a preacquisition review response from the US Department of Education, and other closing conditions specified in the merger agreement. The transaction is expected to close in December 2024.

•

For the year ended December 31, 2023, USAHS had revenues of approximately $170 million, operating income of approximately $35 million and served approximately 4,500 graduate and post-graduate students across multiple health sciences disciplines.

•

Perdoceo expects the transaction to be accretive to the Company’s adjusted operating income immediately beginning in 2025 and the transaction to provide further growth in adjusted operating income in 2026.

•

The acquisition of USAHS is consistent with Perdoceo’s balanced capital allocation strategy of acquiring quality academic institutions that are accretive acquisitions while also returning capital to shareholders via dividends and share buybacks.

Affirming Outlook for Fiscal Year 2024

Perdoceo remains on track to achieve its full year adjusted operating income outlook for $175 million to $190 million, as provided in the Company’s previous quarterly earnings release, subject to the assumptions and factors set forth therein.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: conditions to the completion of the acquisition, such as required regulatory clearances, not being satisfied; closing of the transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; Perdoceo being unable to achieve the anticipated benefits of the transaction; the acquired business not performing as expected; Perdoceo assuming unexpected risks, liabilities and obligations of the acquired business; significant transaction costs associated with the transaction; the risk that disruptions from the transaction will harm the parties’ businesses, including current plans and operations; the ability of the parties to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and other factors relating to Perdoceo’s operations and financial performance discussed in its filings with the Securities and Exchange Commission. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the Securities and Exchange Commission.

About University of St. Augustine for Health Sciences

The University of St. Augustine for Health Sciences (USAHS) is a graduate institution that offers degree programs in physical therapy, occupational therapy, nursing, education and health science, as well as continuing education programs. Founded in 1979, USAHS has locations in San Marcos, California; St. Augustine and Miami, Florida; Austin and Dallas, Texas; and offers degrees through its online programs. USAHS is regionally accredited by the Western Association of Schools and Colleges Senior College and University Commission. For more information: www.usa.edu.

USAHS does not intend to comment further about the proposed transaction. Any further inquiries should be directed to Alpha IR.

MEDIA CONTACTS:

Alpha IR

Sam Gibbons

(312) 445-2870

PRDO@alpha-ir.com